  FORM 8-K Cover Page
  Items Reported
  Signatures

SECURITITES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2004

DOWNEY FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0633413 (I.R.S. Employer Identification No.)

Commission File Number: 1-13578

3501 Jamboree Road
Newport Beach, California 92660
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (949) 854-0300

Item 5.  Other Events.

On January 23, 2004, Downey Financial Corp. (the "Company") issued a news release reporting the appointment of Marangal "Marito" Domingo to President and Chief Executive Officer of both Downey Financial Corp. and its principal subsidiary, Downey Savings and Loan Association, F.A. effective February 2, 2004. The news release of the Company reporting this appointment is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

99.1  News release dated January 23, 2004, announcing senior manangement transition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Downey Financial Corp.
Date: January 23, 2004	By /s/ Thomas E. Prince Thomas E. Prince Executive Vice President and Chief Financial Officer